Exhibit 4(a).5

Any text removed pursuant to the Company’s confidential
treatment has been separately submitted with the U.S. Securities and Exchange Commission and is marked [***] herein.

Amendment 162

to the

Amended and Restated License Agreement

for the Use and Marketing of Programming Materials

dated May 31, 1996 (the “1996 Agreement”)

between

International Business Machines Corporation (IBM)

and

Dassault Systemes, S.A. (OWNER)

This Amendment (“Amendment”) is entered into by and between International Business Machines Corporation (“IBM”), incorporated under the laws of the State of New York and Dassault Systemes, S.A. (“OWNER”), a French société anonyme.

Whereas, OWNER is the owner of 3D/2D Computer Aided Design/Computer Aided Manufacturing/Computer Aided Engineeering/Product Integrated Management software programs marketed under various trademarks.

Whereas, pursuant to Amendment 161, DS and IBM have agreed to changes in the business model for the DELMIA products.

Whereas, the parties have added Collaborative Enterprise Sourcing products to the 1996 Agreement by Amendment 161.

Whereas, the parties wish to amend the 1996 Agreement for the purposes of making the changes associated with the foregoing.

Now therefore, the parties agree as follows:

1.0   DELMIA Products

a)  Add the following to Section C.14 DELMIA Products

C.14.4 DELMIA Licensed Program Products

C.14.4.1  The DELMIA products sold by IBM as licensed program products shall be subject to the CATIA V5 terms set forth in the 1996 Agreement as amended, and the responsibilities of the parties shall be as set forth in Amendment 161..

C. 14.4.2  Attachment XXVIII - DELMIA Licensed Program Products Attachment, is added with the following DELMIA Products.

IBM			PLC RELATED ROYALTY
PROGRAM			STANDARD	ADD-ON	SHAREABLE
NUMBER		PRODUCT NAME	CONFIGURATION	PRODUCT	PRODUCT
5672	AG2	DELMIA - DPM Assembly GT 2	[***]
5672	AP2	DELMIA - DPM Assembly 2	[***]
5672	BG2	DELMIA - DPM Body In White GT 2	[***]
5672	BP2	DELMIA - DPM Body In White 2	[***]
5672	BX2	DELMIA - DPM Body In White XT 2	[***]
5672	DS2	DELMIA - DPM Structure 2	[***]
5672	EA2	DELMIA - DPM ENVISION Assembly 2	[***]
5672	MA3	DELMIA - Tolerance Analysis of Deformable Assembly 3	[***]
5672	MB2	DELMIA - NC Machine Tool Builder 2	[***]
5672	MF2	DELMIA - Manufacturing Simulation Foundation 2	[***]

5672	MP2	DELMIA - Machining Foundation 2	[***]
5672	PD2	DELMIA - DPM Process Definition 2	[***]
5672	PG2	DELMIA - DPM Machining GT 2	[***]
5672	PP2	DELMIA - DPM Machining 2	[***]
5672	PR2	DELMIA - DPM Review 2	[***]
5672	SF2	DELMIA - Shop 2	[***]
5672	SP2	DELMIA - Structure Manufacturing Shop 2	[***]
5672	SR2	DELMIA - Shop Order Release 2	[***]
5672	VT2	DELMIA - NC Machine Tool Simulation 2	[***]
5672	WG2	DELMIA - Robotics Simulation GT 2	[***]
5672	WL2	DELMIA - Robotics Simulation 2	[***]
5672	WX2	DELMIA - Robotics Simulation XT 2	[***]
5672	XG2	DELMIA - DPM Process & Resource Definition GT 2	[***]
5672	XP2	DELMIA - DPM Process & Resource Definition 2	[***]
5674	APN	DELMIA - DPM Assembly Process Planner 2		[***]
5674	APS	DELMIA - DPM Assembly Process Simulation 2		[***]
5674	ARW	DELMIA - Arc Welding 2		[***]
5674	BWP	DELMIA - DPM Fastening Process Planner 2		[***]
5674	DBG	DELMIA - Device Building 2		[***]
5674	DHR	DELMIA - DPM Human Review 2		[***]
5674	EHS	DELMIA - Electrical Harness Process Simulation 2		[***]
5674	EIP	DELMIA - DPM Engineering Requirements Planner 2		[***]
5674	ELR	DELMIA - Electrical Review 2		[***]
5674	IDP	DELMIA - MultiCAx - ID Plug-in		[***]
5674	LE1	DELMIA Automation - CLM SFC Editor 1		[***]
5674	LS1	DELMIA Automation - CLM Simulation Engine 1		[***]
5674	MAP	DELMIA - MultiCAx - AD Plug-in		[***]
5674	MEP	DELMIA - MultiCAx - SE Plug-in		[***]
5674	MEQ	DELMIA - Equipment Arrangement 2		[***]
5674	MFR	DELMIA - DMU Fastening Review 2		[***]
5674	MFT	DELMIA - 3D Functional Tolerancing and Annotation 2		[***]
5674	MG1	DELMIA - Generative Drafting 1		[***]
5674	MGD	DELMIA - Generative Drafting 2		[***]
5674	MGP	DELMIA - MultiCAx - IGES Plug-in		[***]
5674	MHA	DELMIA - Human Activity Analysis 2		[***]
5674	MHB	DELMIA - Human Builder 2		[***]
5674	MHM	DELMIA - Human Measurements Editor 2		[***]
5674	MHP	DELMIA - Human Posture Analysis 2		[***]
5674	MHT	DELMIA - Human Task Simulation 2		[***]
5674	MID	DELMIA - Interactive Drafting 1		[***]
5674	MIG	DELMIA - IGES Interface 1		[***]
5674	MK1	DELMIA - Product Knowledge Template 1		[***]
5674	MKE	DELMIA - Knowledge Expert 2		[***]
5674	MMA	DELMIA - Prismatic Machining Preparation Assistant 2		[***]

5674	MNV	DELMIA - DMU Navigator 2	[***]
5674	MOP	DELMIA - DMU Optimizer 2	[***]
5674	MPS	DELMIA - NC Machine Tool Simulation 2	[***]
5674	MRL	DELMIA - Resource Layout 2	[***]
5674	MRR	DELMIA - Real Time Rendering 2	[***]
5674	MSA	DELMIA - DMU Space Analysis 2	[***]
5674	MSD	DELMIA - Manufacturing System Definition 2	[***]
5674	MSP	DELMIA - MultiCAx - Solidworks Plug-in	[***]
5674	MST	DELMIA - STEP Core Interface 1	[***]
5674	MTP	DELMIA - MultiCAx - STEP Plug-in	[***]
5674	MTR	DELMIA - DMU Dimensioning & Tolerancing Review 1	[***]
5674	MTT	DELMIA - Machining Tolerancing Assistant 2	[***]
5674	MVG	DELMIA - NC Manufacturing Verifiaction 2	[***]
5674	OLP	DELMIA - Robotics OLP 2	[***]
5674	PCR	DELMIA - Process Context Builder 2	[***]
5674	PDP	DELMIA - MultiCAx - PD Plug-in	[***]
5674	PLT	DELMIA - Plant Layout 2	[***]
5674	PRL	DELMIA - PPR Manufacturing Lifecycle Management 2	[***]
5674	PRR	DELMIA - PPR Editor 2	[***]
5674	PSY	DELMIA - Production System Analysis 2	[***]
5674	PTP	DELMIA - DPM Machinig Process Planner 2	[***]
5674	RRS	DELMIA - RRS I 2	[***]
5674	RST	DELMIA - RRS II 2	[***]
5674	SBH	DELMIA Automation - CLM System Behavior Definition 2	[***]
5674	SOR	DELMIA - Shop Order Release 2	[***]
5674	SPR	DELMIA - Surface Path Generator 2	[***]
5674	SRL	DELMIA - Standard Robot Library 2	[***]
5674	TSA	DELMIA - Tool Selection Assistant 2	[***]
5674	UDP	DELMIA - MultiCAx - UD Plug-in	[***]
5674	WKI	DELMIA - DPM Work Instructions 2	[***]
5674	WSQ	DELMIA - Workcell Sequencing 2	[***]
5674	WSU	DELMIA - Device Task Definition 2	[***]
5672	IDP	DELMIA - MultiCAx - ID Plug-in		[***]
5672	MAP	DELMIA - MultiCAx - AD Plug-in		[***]
5672	MEP	DELMIA - MultiCAx - SE Plug-in		[***]
5672	MFR	DELMIA - DMU Fastening Review 2		[***]
5672	MGP	DELMIA - MultiCAx - IGES Plug-in		[***]
5672	MHA	DELMIA - Human Activity Analysis 2		[***]
5672	MHB	DELMIA - Human Builder 2		[***]
5672	MHM	DELMIA - Human Measurements Editor 2		[***]
5672	MHP	DELMIA - Human Posture Analysis 2		[***]
5672	MHT	DELMIA - Human Task Simulation 2		[***]
5672	MK1	DELMIA - Product Knowledge Template 1		[***]

5672	MRR	DELMIA - Real Time Rendering 2	[***]
5672	MSP	DELMIA - MultiCAx - Solidworks Plug-in	[***]
5672	MTP	DELMIA - MultiCAx - STEP Plug-in	[***]
5672	PDP	DELMIA - MultiCAx - PD Plug-in	[***]
5672	UDP	DELMIA - MultiCAx - UD Plug-in	[***]

b)  The terms applicable to the DELMIA Products sold in the PRPQ model remain unchanged.

2.0  Add a new Section C.19 Collaborative Enterprise Sourcing Products

C.19.1 The Collaborative Enterprise Sourcing  (“CES”) Products shall be subject to the CATIA V5 terms set forth in the 1996 Agreement as amended, and the responsibilities of the parties shall be as set forth in Amendment 161.

C.19.2  Attachment XXIX — Collaborative Enterprise Sourcing  Products Attachment, is added with the following CES Products.

IBM		PLC RELATED ROYALTY
PROGRAM		STANDARD	ADD-ON	SHAREABLE
NUMBER	PRODUCT NAME	CONFIGURATION	PRODUCT	PRODUCT
5691-SEC	Engineering Catalog Navigator			[***]
5691-SRU	Engineering Component Reuse			[***]
5691-SCA	Enterprise Catalog Administration			[***]
5691-SCG	Enterprise Catalog management			[***]
5691-SCI	Component Introduction Management			[***]
5691-SSG	Component Sourcing			[***]
5691-SLR	Component Reuse			[***]
5691-SLC	Enterprise Catalog Navigator			[***]
5691-SSH	Server Configuration	[***]

Other than the changes indicated above, it is understood that all other terms of the 1996 Agreement including all Attachments and Exhibits thereto remain in full force and effect.

If any provision of this Amendment or the 1996 Agreement (as amended) shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and such provision shall be deemed to be restated to reflect the original intentions of IBM and OWNER as nearly as possible in accordance with applicable law(s).

The parties agree that any reproduction of this Amendment by reliable means (such as facsimile or photocopy) will be considered an original of this Amendment.

Agreed to:	Agreed to:
Dassault Systemes, S.A.	International Business Machines Corporation

By:	By:
Name:	Name:	R. A. Arco

Title:	Title:	Director, PLM Product Mgmt. & Worldwide
Technical Support

Date:	Date: